Exhibit 99.1

NEWS RELEASE
ASSOCIATED MATERIALS, LLC TO HOLD
FOURTH QUARTER EARNINGS CONFERENCE CALL

CUYAHOGA FALLS, Ohio, March 15, 2013 — Associated Materials, LLC (the “Company”) today announced that its fourth quarter earnings conference call will be held on Thursday, March 28th at 11:00 a.m. Eastern Time. The conference call may be accessed at the telephone dial-in provided below. Company President and Chief Executive Officer, Jerry W. Burris, and Chief Financial Officer, Paul Morrisroe, will participate.

What:	Associated Materials, LLC Fourth Quarter Earnings Conference Call

When:	March 28, 2013 at 11:00 a.m. Eastern Time

Where:	Conference call dial-in number: (706) 758-6495

Conference call identification number to join the call: 24130999

Contact:	Sherry Wharton, (330) 922-2033

The call will be available for replay at either of the following numbers with the above conference call identification number through April 4, 2013: (855) 859-2056 or (404) 537-3406

About Associated Materials, LLC
Associated Materials, LLC is a leading, vertically integrated manufacturer and distributor of exterior residential building products in the United States and Canada. The Company produces a comprehensive offering of exterior building products, including vinyl windows, vinyl siding, aluminum trim coil, and aluminum and steel siding and accessories, which are produced at the Company’s 11 manufacturing facilities. The Company also sells complementary products that are manufactured by third parties, such as roofing materials, insulation, exterior doors, vinyl siding in a shake and scallop design and installation equipment and tools that are primarily distributed through its company-operated supply centers.

For more information about the Company and its products, please visit: www.associatedmaterials.com or contact Paul Morrisroe, Chief Financial Officer, 330-922-7743.